UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 14, 2009
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2250 Lakeside Boulevard
Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
On January 14, 2009, an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (the “Company”), MetroPCS Wireless, Inc. (“Wireless”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. (collectively, the “Initial Purchasers”) and the Guarantors (as defined in the Purchase Agreement) to sell 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $550 million (the “Notes”) in a private offering. Although the terms and covenants with respect to the Notes described herein are substantially identical to Wireless’ existing 9 1/4% senior notes due 2014, the Notes described herein are not additional debt securities under the indenture governing Wireless’ existing 9 1/4% senior notes due 2014, are issued under a new indenture, will not vote together with Wireless’ existing 9 1/4% senior notes due 2014, and will not necessarily trade with Wireless’ existing 9 1/4% senior notes due 2014.
     The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, Wireless and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities.
Indenture
     The Notes were issued pursuant to an Indenture, dated as of January 20, 2009, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes bear interest at 9 1/4% per annum on the principal amount, payable semi-annually in cash on May 1 and November 1 of each year, commencing May 1, 2009. The Notes will mature on November 1, 2014. The Notes are guaranteed on a senior unsecured basis by the Company, MetroPCS, Inc. (which owns all of the capital stock of Wireless) and all of Wireless’ current and future domestic restricted wholly-owned subsidiaries. The Notes are not guaranteed by Royal Street Communications, a company in which the Company holds a non-controlling 85% ownership interest, or its wholly-owned subsidiaries. The Notes are Wireless’, and the guarantees are the Guarantors’, direct, unsecured senior obligations and will rank equally in right of payment with all of Wireless’ and the Guarantors’ existing and future senior unsecured indebtedness, including, without limitation, Wireless’ existing 9 1/4% senior notes due 2014.
     There is no mandatory redemption or sinking fund required for the Notes. Wireless may, at its option, redeem some or all of the Notes at any time on or after November 1, 2010, at redemption prices ranging from 104.625% to 100%, depending on the date of redemption. In addition, prior to November 1, 2009, Wireless may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain sales of equity securities or certain contributions to its equity at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture), if any, to the redemption date. Also, at any time prior to November 1, 2010, Wireless may, at its option, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an Applicable Premium (as defined in the Indenture), and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

     If Wireless experiences specific kinds of changes in control as set forth in the Indenture, each holder of Notes may require Wireless to repurchase all or a portion of the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase.
     The Indenture contains covenants that restrict the ability of Wireless and its subsidiaries who are Guarantors to, among other things, incur debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens without also securing the Notes, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of its assets. These limitations are subject to a number of important qualifications and exceptions. Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all the Notes to be due and payable immediately. In the case of certain Events of Default, all outstanding Notes will become due and payable immediately without further action or notice.
Registration Rights Agreement
     On January 20, 2009, Wireless and the Guarantors also entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Initial Purchasers in connection with the consummation of the sale of the Notes.
     Under the terms of the Registration Rights Agreement, Wireless agrees to file a registration statement on or before the 270th day after the Notes’ issue date covering the Notes. Wireless also agreed to use commercially reasonable efforts to have such Registration Statement declared effective on or prior to the 300th day after the Notes’ issue date. Alternatively, if Wireless is unable to consummate the Exchange Offer (as defined in the Registration Rights Agreement) or if holders of the Notes cannot participate in the Exchange Offer for certain specified reasons, then Wireless and the Guarantors will use commercially reasonable efforts to file a shelf registration statement within the times specified in the Registration Rights Agreement to facilitate resale of the Notes. All registration expenses will be paid by Wireless and the Guarantors.
     Should Wireless fail to file the registration statement, have such registration statement declared effective, consummate the Exchange Offer or, in the alternative, have the shelf registration statement declared effective, Wireless will be required to pay certain Liquidated Damages as provided in the Registration Rights Agreement.
     Under the terms of the Registration Rights Agreement, Wireless and the Guarantors have agreed to indemnify certain holders of the Notes against certain liabilities.
     This description of the Purchase Agreement, Indenture, and Registration Rights Agreement is a summary only and is qualified in its entirety by the full and complete terms of each of the Purchase Agreement, Indenture, and Registration Rights Agreement, copies of which are attached as exhibits hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.
Item 8.01 Other Events.
     On January 20, 2009, Wireless consummated the sale of the Notes to the Initial Purchasers at a price equal to 89.50% of the principal amount of such Notes (less discounts and fees payable to the Initial Purchasers), pursuant to the Purchase Agreement. The sale resulted in net proceeds of approximately $480.5 million, which Wireless intends to use for general corporate purposes, which could include working capital, capital expenditures, future liquidity needs, additional opportunistic spectrum acquisitions, corporate development opportunities and future technology initiatives.
     The Notes were offered and sold only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Purchase Agreement, dated as of January 14, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc., for 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $550,000,000.

10.1	—	Indenture, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.2	—	Registration Rights Agreement, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: January 21, 2009	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO